INVESTMENT MANAGEMENT AGREEMENT

                  AGREEMENT dated as of [DATE] between TEMPLETON VARIABLE PRODUCTS SERIES FUND, a Massachusetts business trust (hereinafter referred to as the "Trust"), on behalf of its series TEMPLETON INTERNATIONAL FUND ("Fund"), and TEMPLETON INVESTMENT COUNSEL, INC., a Florida corporation ("Investment Manager").

                  WHEREAS, the Trust has been organized and intends to operate as an investment company registered under the Investment Company Act of 1940 (the "1940 Act") for the purpose of investing and reinvesting its assets in securities, as set forth in its Agreement and Declaration of Trust, its By-Laws and its Registration Statements under the 1940 Act and the Securities Act of 1933, all as heretofore and hereafter amended and supplemented; and the Trust, on behalf of the Fund, desires to avail itself of the services of the Investment Manager; and,

         WHEREAS, the Investment Manager is registered as an investment adviser under the Investment Advisers Act of 1940, is engaged in the business of rendering investment management services and desires to provide these services to the Fund.

                  THEREFORE, in consideration of the mutual agreements herein made, the Trust and the Investment Manager understand and agree as follows:

                  (1) The Investment Manager shall manage the investment and reinvestment of the Fund's assets consistent with the provisions of the Trust's Agreement and Declaration of Trust and the Fund's investment policies as adopted and declared by the Trust's Board of Trustees. In pursuance of the foregoing, the Investment Manager shall make all determinations with respect to the investment of the Fund's assets and the purchase and sale of its investment securities, and shall take such steps as may be necessary to implement those determinations. Such determinations and services shall include determining the manner in which any voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's investment securities shall be exercised, subject to guidelines adopted by the Board of Trustees.

                  (2) The Investment Manager is not required to furnish any personnel, overhead items or facilities for the Trust, including trading desk facilities or daily pricing of the Fund's portfolio.

                  (3) The Investment Manager shall be responsible for selecting members of securities exchanges, brokers and dealers (such members, brokers and dealers being hereinafter referred to as "brokers") for the execution of the Fund's portfolio transactions consistent with the Fund's brokerage policies and, when applicable, the negotiation of commissions in connection therewith.

                  All decisions and placements shall be made in accordance with the following principles:

                  A. Purchase and sale orders will usually be placed with brokers which are selected by the
                           Investment Manager as able to achieve "best execution" of such orders. "Best execution" shall mean prompt and reliable execution at the most favorable security price, taking into account the other provisions hereinafter set forth. The determination of what may constitute best execution and price in the execution of a securities transaction by a broker involves a number of considerations, including, without limitation, the overall direct net economic result to the Fund (involving both price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability to effect the transaction at all where a large block is involved, availability of the broker to stand ready to execute possibly difficult transactions in the future, and the financial strength and stability of the broker. Such considerations are judgmental and are weighed by the Investment Manager in determining the overall reasonableness of brokerage commissions.

                  B. In selecting brokers for portfolio transactions, the Investment Manager shall take into account its past experience as to brokers qualified to achieve "best execution," including brokers who specialize in any foreign securities held by the Fund.

                  C. The Investment Manager is authorized to allocate brokerage business to brokers who have provided brokerage and research services, as such services are defined in
                           Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act"), for the Fund and/or other accounts, if any, for which the Investment Manager exercises investment discretion (as defined in Section 3(a)(35) of the 1934 Act) and, as to transactions for which fixed minimum commission rates are not applicable, to cause the Fund to pay a commission for effecting a securities transaction in excess of the amount another broker would have charged for effecting that transaction, if the Investment Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either that particular transaction or the Investment Manager's overall responsibilities with respect to the Fund and the other accounts, if any, as to which it exercises investment discretion. In reaching such determination, the Investment
                           Manager  will not be  required to place or attempt
                           to place a specific  dollar  value on
                           the  research or  execution  services  of a broker
                           or on the  portion of any  commission
                           reflecting  either of said services.  In
                           demonstrating  that such  determinations  were
                           made in good faith, the Investment Manager shall be prepared to show that all commissions were allocated and paid for purposes contemplated by the Fund's brokerage policy; that the research services provide lawful and appropriate assistance to the
                           Investment   Manager   in   the   performance   of
                           its   investment    decision-making
                           responsibilities; and that the commissions paid were within a reasonable range.
                           Whether commissions were within a reasonable range shall be based on any available information  as to the level of  commission  known
                           to be  charged  by other  brokers  on
                           comparable transactions, but there shall be taken into account the Fund's policies that (i) obtaining a low commission is deemed secondary to obtaining a favorable securities price, since it is recognized that usually it is more beneficial to the
                           Fund to  obtain a  favorable  price  than to pay the
                           lowest  commission;  and  (ii) the   quality,
                           comprehensiveness and frequency of research studies that are provided for the
                           Investment Manager are useful to the Investment Manager in performing its advisory
                           services  under  this  Agreement.   Research
                           services   provided  by  brokers  to  the
                           Investment Manager are considered to be in addition to, and not in lieu of, services required to be performed by the Investment
                           Manager under this Agreement. Research furnished by brokers through which the Fund effects securities transactions may be used by the Investment Manager for any of its accounts, and not all research may be used by the Investment Manager for the Fund. When execution of portfolio transactions is allocated to brokers trading on exchanges with fixed brokerage commission rates, account may be taken of various services provided by the broker.
                  D. Purchases and sales of portfolio securities within the United States other than on a securities exchange shall be executed with primary market makers acting as principal, except where, in the judgment of the Investment Manager, better prices and execution may be obtained on a commission basis or from other sources.

                  E. Sales of the Fund's shares (which shall be deemed to include also shares of other registered investment companies which have either the same adviser or an investment adviser affiliated with the Investment Manager) by a broker are one factor among others to be taken into account in deciding to allocate portfolio transactions
                           (including agency transactions, principal transactions, purchases in underwritings or tenders in response to tender offers) for the account of the Fund to that broker;
                           provided that the broker shall furnish "best execution," as defined in subparagraph A above, and that such allocation shall be within the scope of the Fund's policies as stated above; provided further, that in every allocation made to a broker in which the sale of Fund shares is taken into account, there shall be no increase in the amount of the commissions or other compensation paid to such broker beyond a reasonable commission or other compensation determined, as set forth in subparagraph C above, on the basis of best execution alone or best execution plus research services, without taking account of or placing any value upon such sale of the Fund's shares.

                  (4) The Trust agrees to pay to the Investment Manager a monthly fee in dollars at an annual rate of 0.75% of the first $200,000,000 of the Fund's average daily net assets, reduced for such assets over $200,000,000 to 0.675%, and further reduced for such assets in excess of $1,300,000,000 to 0.60%, payable at the end of each calendar month.

                  Notwithstanding the foregoing, if the total expenses of the Fund (including the fee to the Investment Manager) in any fiscal year of the Fund exceed any expense limitation imposed by applicable State law, the Investment Manager shall reimburse the Fund for such excess in the manner and to the extent required by applicable State law. The term "total expenses," as used in this paragraph, does not include interest, taxes, litigation expenses, distribution expenses, brokerage commissions or other costs of acquiring or disposing of any of the Fund's portfolio securities or any costs or expenses incurred or arising other than in the ordinary and necessary course of the Fund's business. When the accrued amount of such expenses exceeds this limit, the monthly payment of the Investment Manager's fee will be reduced by the amount of such excess, subject to adjustment month by month during the balance of the Fund's fiscal year if accrued expenses thereafter fall below the limit.

                  The Manager may waive all or a portion of its fees provided for hereunder and such waiver shall be treated as a reduction in purchase price of its services. The Manager shall be contractually bound hereunder by the terms of any publicly announced waiver of its fee, or any limitation of the Fund's expenses, as if such waiver or limitation were fully set forth herein.

                  (5) This Agreement shall become effective on [DATE] and shall continue in effect until [DATE]. If not sooner terminated, this Agreement shall continue in effect for successive periods of 12 months each thereafter, provided that each such continuance shall be specifically approved annually by the vote of a majority of the Trust's Board of Trustees who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act of 1940 (the "1940 Act")) of any such party, cast in person at a meeting called for the purpose of voting on such approval and either the vote of (a) a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, or
(b) a majority of the Trust's Board of Trustees as a whole.

                  (6) Notwithstanding the foregoing, this Agreement may be terminated by either party at any time, without the payment of any penalty, on sixty (60) days' written notice to the other party, provided that termination by the Trust is approved by vote of a majority of the Trust's Board of Trustees in office at the time or by vote of a majority of the outstanding voting securities of the Fund (as defined by the 1940 Act).

                  (7) This Agreement will terminate automatically and immediately in the event of its assignment (as defined in the 1940 Act).

                  (8) In the event this Agreement is terminated and the Investment Manager no longer acts as Investment Manager to the Fund, the Investment Manager reserves the right to withdraw from the Trust and the Fund the use of the names "Franklin," "Templeton" or any name misleadingly implying a continuing relationship between the Trust or the Fund and the Investment Manager or any of its affiliates.

                  (9) Except as may otherwise be provided by the 1940 Act, neither the Investment Manager nor its officers, directors, employees or agents shall be subject to any liability for any error of judgment, mistake of law, or any loss arising out of any investment or other act or omission in the performance by the Investment Manager of its duties under the Agreement or for any loss or damage resulting from the imposition by any government of exchange control restrictions which might affect the liquidity of the Fund's assets, or from acts or omissions of custodians, or securities depositories, or from any war or political act of any foreign government to which such assets might be exposed, or for failure, on the part of the custodian or otherwise, timely to collect payments, except for any liability, loss or damage resulting from willful misfeasance, bad faith or gross negligence on the Investment Manager's part or by reason of reckless disregard of the Investment Manager's duties under this Agreement. It is hereby understood and acknowledged by the Trust that the value of the investments made for the Fund may increase as well as decrease and are not guaranteed by the Investment Manager. It is further understood and acknowledged by the Trust that investment decisions made on behalf of the Fund by the Investment Manager are subject to a variety of factors which may affect the values and income generated by the Fund's portfolio securities, including general economic conditions, market factors and currency exchange rates, and that investment decisions made by the Investment Manager will not always be profitable or prove to have been correct.

             (10) It is understood that the services of the Investment Manager are not deemed to be exclusive, and nothing in this Agreement shall prevent the Investment Manager, or any affiliate thereof, from providing similar services to other investment companies and other clients, including clients which may invest in the same types of securities as the Fund, or, in providing such services, from using information furnished by others. When the Investment Manager determines to buy or sell the same security for the Fund that the Investment Manager or one or more of its affiliates has selected for clients of the Investment Manager or its affiliates, the orders for all such security transactions shall be placed for execution by methods determined by the Investment Manager, with approval by the Trust's Board of Trustees, to be impartial and fair.

             (11) This Agreement shall be construed in accordance with the laws of the State of Florida, provided that nothing herein shall be construed as being inconsistent with applicable Federal and state securities laws and any rules, regulations and orders thereunder.

             (12) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

             (13) Nothing herein shall be construed as constituting the Investment Manager an agent of the Trust.

             (14) It is understood and expressly stipulated that neither the holders of shares of the Trust nor any Trustee, officer, agent or employee of the Trust shall be personally liable hereunder, nor shall any resort be had to other private property for the satisfaction of any claim or obligation hereunder, but the Trust only shall be liable.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and their respective corporate seals to be hereunto duly affixed and attested.

                             TEMPLETON VARIABLE PRODUCTS SERIES FUND

                             By:___________________

                            TEMPLETON INVESTMENT COUNSEL, INC.

                             By:___________________